EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, R. Byron Carlock, Jr., President and Chief Executive Officer, certifies that (1) this Quarterly Report of CNL Income Properties, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company as of September 30, 2007 and December 31, 2006, and its results of operations for the quarters and nine months ended September 30, 2007 and 2006.

/s/ R. Byron Carlock, Jr.
Date: November 13, 2007	Name:	R. Byron Carlock, Jr.
	Title:	President and Chief Executive Officer